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                                                                    EXHIBIT 10.1

                           INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "Agreement") is made as of ____________, 1997 by and between New Century Financial Corporation, a Delaware corporation (the "Company"), and the individual whose name appears below the word "Indemnitee" on the signature page (the "Indemnitee"), a director and/or officer of the Company.


                                   BACKGROUND

     A. The Indemnitee is currently serving as a director and/or officer of the Company and in such capacity has rendered valuable services to the Company.

     B. The Company has investigated the availability and sufficiency of liability insurance and Delaware statutory indemnification provisions to provide its directors and officers with adequate protection against various legal risks and potential liabilities to which directors and officers are subject due to their position with the Company and has concluded that insurance and statutory provisions may provide inadequate and unacceptable protection to certain individuals requested to serve as its directors and officers.

     C. In order to induce and encourage highly experienced and capable persons, such as the Indemnitee, to continue to serve as a director and/or officer of the Company, the Board of Directors has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu of this Agreement, that this Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders.


                                   AGREEMENT

     In consideration of the continued services of the Indemnitee and in order to induce the Indemnitee to continue to serve as a director and/or officer of the Company, the Company and the Indemnitee agree as follows:

SECTION 1.  DEFINITIONS
            -----------

     As used in this Agreement:

     (a) A "Change in Control" shall occur if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a

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corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of the two year period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

     (b) The term "Expenses" includes, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which the Indemnitee is not otherwise compensated by the Company or any third party. The term "Expenses" does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

     (c) The term "Indemnified Costs" means all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal or settlement of any Proceeding.

     (d) A "Potential Change in Control" shall occur if (i) the Company enters into an agreement or arrangement, the

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consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     (e) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding (including appeals thereof), whether brought by or in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, by reason of the fact that the Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, whether or not the Indemnitee is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.


SECTION 2.  INDEMNIFICATION
            ---------------

     2.1  Indemnification in Third Party Actions.  The Company shall indemnify
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the Indemnitee if the Indemnitee is a party to, is threatened to be made a party to, is a witness or other participant in, or is otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), because the Indemnitee is or was a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Indemnified Costs, to the fullest extent permitted by applicable law. Any settlement must be approved in writing by the Company.

     2.2  Indemnification in Proceedings By or In the Name of the Company.  The
          ---------------------------------------------------------------
Company shall indemnify the Indemnitee if the Indemnitee is a party to, is threatened to be made a party to, is a witness or other participant in, or is otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director and/or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, to the fullest extent permitted by applicable law.

     2.3  Partial Indemnification.  If the Indemnitee is entitled under any
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provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Indemnified Costs, the Company shall nevertheless

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indemnify the Indemnitee for the portion of the Indemnified Costs to which the
Indemnitee is entitled.

     2.4  Indemnification Hereunder Not Exclusive.  The indemnification provided
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by this Agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, applicable law, or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity on behalf of the Company.

     2.5  Indemnification of Expenses of Successful Party.  Notwithstanding any
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other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter in the Proceeding, on the merits or otherwise, including, but not limited to, the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Indemnified Costs incurred in connection therewith to the fullest extent permitted by applicable law.

     2.6  Advances of Expenses.  The Indemnified Costs by the Indemnitee in any
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Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law. The advances to be made will be paid by the Company to the Indemnitee within 30 days following delivery to the Company of such written request which is accompanied by substantiating documentation.

     2.7  Limitations on Indemnification.  No payments pursuant to this
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Agreement shall be made by the Company to:

     (a) indemnify or advance Indemnified Costs to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law; provided, however, that the indemnification or advancement of Indemnified Costs may be provided by the Company with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense if the Board of Directors finds such indemnification or advancement appropriate;

     (b) indemnify the Indemnitee for any Indemnified Costs for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except for any excess beyond the amount of payment under the policy;

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     (c)  indemnify the Indemnitee for any Indemnified Costs sustained in any
Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

     (d) indemnify the Indemnitee for any Indemnified Costs resulting from Indemnitee's conduct which is finally adjudged by a court of competent jurisdiction to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

     (e) indemnify the Indemnitee if a court of competent jurisdiction shall finally determine that such payment is unlawful.


SECTION 3.  PRESUMPTIONS
            ------------

     3.1  Presumption Regarding Standard of Conduct.  The Indemnitee shall be
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conclusively presumed to have met the relevant standards of conduct as defined by applicable law for indemnification pursuant to this Agreement unless a determination that the Indemnitee has not met the relevant standards is made by
(i) a majority vote of the directors of the Company who are not parties to the Proceeding, even though less than a quorum, (ii) a majority vote of the stockholders of the Company, or (iii) in a written opinion by independent legal counsel, selection of whom has been made by the Company's Board of Directors and approved by the Indemnitee.

     3.2  Determination of Right to Indemnification.
          -----------------------------------------

     (a) If a claim under this Agreement is not paid by the Company within 30 days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The Company shall bear the burden of proving by clear and convincing evidence that indemnification or advances are not appropriate. Neither (i) the failure of the directors, stockholders or independent legal counsel to have made a determination prior to the commencement of the action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the directors, stockholders or independent legal counsel that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

     (b) The Indemnitee's Expenses incurred in connection with any Proceeding concerning the Indemnitee's right to

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indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of the Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the Proceeding was not made in good faith or was frivolous.


SECTION 4.  CHANGE IN CONTROL
            -----------------

     The Company agrees that if there is a Change in Control or Potential Change in Control of the Company (other than a Change in Control or Potential Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to the Change in Control or Potential Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to be indemnified for Indemnified Costs, the Company shall seek legal advice only from independent counsel who is selected by Indemnitee and reasonably satisfactory to the Company and who has not otherwise performed services for the Company or Indemnitee within the last five years (the "Special Independent Counsel"). The Special Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees and expenses of the Special Independent Counsel and may fully indemnify the Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement.

SECTION 5.  INDEMNIFICATION PROCEDURE
            -------------------------

     5.1  Notice.  Promptly after receipt by the Indemnitee of notice of the
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commencement of any Proceeding, the Indemnitee will, if a claim is to be made against the Company under this Agreement, notify the Company of the commencement of the Proceeding. The failure to notify the Company will not relieve the Company from any liability which the Company may have to the Indemnitee, except to the extent the Company is materially damaged by the failure of the Indemnitee to so notify the Company.

     5.2  Company Participation.  With respect to any Proceeding for which
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indemnification is requested, the Company will be entitled to participate in the
Proceeding at its own expense and, except as otherwise provided below, to the extent that it may desire, the Company may assume the defense of the Proceeding, with counsel reasonably satisfactory to the Indemnitee. After the Company notifies the Indemnitee of the Company's election to assume the defense of a Proceeding, during the Company's good faith active defense the Company will not be

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liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation, out-of-pocket or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee's counsel in any Proceeding but the fees and expenses of the counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, (iii) the Company has not in fact employed counsel to assume the defense of a Proceeding, or (iv) the Company has returned defense of the Proceeding to Indemnitee. In each of the foregoing cases the reasonable fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has made the conclusion that there may be a conflict of interest between the Company and the Indemnitee.

     5.3  Settlement.  Neither the Company nor the Indemnitee shall settle or
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compromise any Proceeding in any manner which would impose any penalty or limitation on either the Indemnitee or the Company without the written consent of either the Company or the Indemnitee, as the case may be; provided, however, that neither the Company nor the Indemnitee shall unreasonably withhold such consent.

     5.4  Subrogation.  If the Company pays Indemnified Costs, the Company will
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be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against third parties. The Indemnitee will do all things reasonably necessary to secure such rights, including the execution of documents necessary to enable the Company effectively to bring suit to enforce such rights.


SECTION 6.  MAINTENANCE OF LIABILITY INSURANCE
            ----------------------------------

     6.1  Affirmative Covenant of the Company.  As long as the Indemnitee shall
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continue to serve as a director and/or officer of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Company shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers which shall include, without limitation, coverage for securities liabilities. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate

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to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company. If the Company has D&O Insurance at the time the Company receives notice that a Proceeding has commenced, the Company will give prompt notice of such commencement to the insurers as required by the applicable insurance policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.


     6.2  Indemnitee Named as Insured.  In all D&O Insurance policies, the
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Indemnitee shall be named as an insured in a manner that provides the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors and/or officers.

SECTION 7.  AGREEMENT TO SERVE; REPAYMENT
            -----------------------------

     7.1  Agreement to Serve.  Indemnitee will serve or continue to serve as a
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director and/or officer of the Company for so long as the Indemnitee is duly elected or appointed or until the Indemnitee voluntarily resigns. Any present or future employment agreement between the Indemnitee and the Company is not modified by this Agreement and nothing contained herein creates in the Indemnitee any right of continued employment.

     7.2  Repayment of Indemnified Costs.  The Indemnitee will reimburse the
          ------------------------------
Company for all Indemnified Costs paid by the Company in defending any Proceeding against the Indemnitee if and only to the extent that a court of competent jurisdiction finally decides that the Indemnitee is not entitled to be indemnified by the Company for such Indemnified Costs under the provisions of applicable law, the Company's Certificate of Incorporation, its Bylaws, this Agreement, or otherwise. The Indemnitee will repay such amounts advanced only if, and to the extent that, it is ultimately determined that Indemnitee is not entitled to be indemnified for such Indemnified Costs by the Company pursuant to this Agreement.

     7.3  Repayment.  The Indemnitee will promptly repay to the Company any
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amounts paid to the Indemnitee pursuant to other rights of indemnification or under any insurance policy, to the extent those payments are duplicative of payments under this Agreement.

SECTION 8.  MISCELLANEOUS
            -------------

     8.1  Successors and Assigns.  This Agreement shall be binding upon, and
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shall inure to the benefit of the Indemnitee and the Indemnitee's spouse, heirs, successors, personal

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representatives and assigns, and the Company and its successors and assigns.
Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

     8.2  Separability.  Each provision of this Agreement is a separate and
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distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

     8.3  Savings Clause.  If this Agreement or any portion of it is invalidated
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on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Indemnified Costs with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

     8.4  Interpretation; Governing Law.  This Agreement shall be construed as a
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whole and in accordance with its fair meaning.  Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of Delaware.

     8.5  Amendments; Waivers; Nature of Rights.  No amendment, waiver,
          -------------------------------------
modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. No failure or delay in exercising any right will be deemed a waiver of such right. The indemnification rights afforded to the Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company's Certificate of Incorporation, its Bylaws or any agreement, including, without limitation, D&O Insurance policies.

     8.6  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

     8.7  Notices.  Any notice required to be given hereunder shall be in
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writing and, if directed to the Company, at 4910 Birch Street, Suite 100,
Newport Beach, California, 92660, Attention: Brad A. Morrice, and, if directed to the Indemnitee, at the Indemnitee's most recent address on the books and records of the Company, or to another address as either shall designate in writing.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                 INDEMNITEE


                                 ___________________________________
                                 Print Name: _______________________


                                 NEW CENTURY FINANCIAL CORPORATION,
                                 a Delaware corporation


                                 By:________________________________
                                 Title:_____________________________

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